Exhibit 5.1

8 November 2021	Our Ref: JH/DL/LS/TF/J44759

Babylon Holdings Limited 31 Esplanade St Helier Jersey JE2 3QA (the “Addressee”)

Dear Addressee

BABYLON HOLDINGS LIMITED (THE “COMPANY”)

We have been asked to provide this legal opinion to you with regard to the laws of Jersey in relation to the Registration Statement on Form F-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission in relation to the Company’s registration under the US Securities Act of 1933, as amended (the “Securities Act”) of up to 370,530,280 Class A ordinary shares with a par value of $0.0000422573245084686 per share (the “Shares”).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1 (the “Documents”).

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Jersey lawyers and express no opinion as to any laws other than the laws of Jersey in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Jersey, we give the following opinions in relation to the matters set out below.

In this opinion, the term “non-assessable” means, in respect of a Share, that the consideration for which the Company has agreed to issue that Share has been paid in full to the Company, such that no further or additional sum is payable to the Company or owed by the holder of that Share in respect of the purchase price of that Share.

OPINION

As a matter of Jersey law, and on the basis of and subject to the assumptions and qualifications set out herein, we are of the opinion that the Shares have been validly issued, are fully paid and are non-assessable.

Walkers (Jersey) LLP

Registered as a limited liability partnership in Jersey with registration number 84

PO Box 72, Walker House, 28-34 Hill Street, St Helier, Jersey JE4 8PN, Channel Islands

T +44(0)1534 700 700 F +44(0)1534 700 800 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

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GOVERNING LAW, LIMITATIONS, BENEFIT AND DISCLOSURE

This opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

This opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

We assume no obligation to advise you (to any other person who may rely on this opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matter arising after the date of this opinion that might affect the opinions expressed herein.

We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

WALKERS (JERSEY) LLP

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

(a)	the Registration Statement;

(b)	the Certificate of Incorporation dated 11 April 2014 and the Memorandum and Articles of Association in force as at the date hereof (the “Memorandum and Articles”);

(c)	the results of an online search of the public records of the Company conducted on 8 November 2021 maintained by the Registrar (the “Company Search”);

(d)	a certified copies of the register of members of the Company dated 4 November 2021;

(e)	copies of the following COBO consents:

(i)

a consent to issue shares dated 1 January 2017 issued to the Company by the Jersey Financial Services Commission (the “Commission”) under the Control of Borrowing (Jersey) Order 1958, as amended (“COBO Law”);

(ii)	a consent to issue certain warrants dated 23 March 2021 issued to the Company by the Commission under the COBO Law; and

(iii)	a consent to issue warrants, options and share appreciation rights in connection with the Registration Statement dated 7 September 2021 issued to the Company by the Commission under the COBO Law,

(e (i) to (iii) above being, together, the “COBO Consents”);

(f)

a consent to circulate a prospectus dated 7 September 2021 issued to the Company by the Commission, pursuant to the Companies (General Provisions) (Jersey) Order 2002, as amended (the “CGPO Consent”); and

(g)	copies of resolutions of the directors of the Company passed on:

(i)	3 June 2021;

(ii)	6 September 2021; and

(iii)	19 October 2021.

each at meetings of the board of directors of the Company (together, the “Director Resolutions”)

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SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the (where at all relevant) the Documents under the Director Resolutions or any power of attorney given by the Company to execute such documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such documents. Where any means of electronic signature has been used or when any contract has been formed by means of electronic communication, the method used identifies the person who provided the signature or formed the contract, indicates the person’s approval of the document or contract, was adopted with the intention of creating a duly executed, valid and binding contract or document, and was carried out with the consent of all other parties to or intended recipients of such contract or document.

2.	The Company has received in full the consideration for which the Company agreed to issue the Shares.

3.	Words and phrases used in the Registration Statement have the same meaning and effect as they would if the Registration Statement were governed by Jersey law.

4.	No other event occurs after the date of this opinion which would affect the opinion herein stated.

5.	There is no provision of law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder.

6.	There has been no amendment to any of the COBO Consents or the CGPO Consent.

7.

Where a Share is to be issued upon exercise of a warrant or option or pursuant to a conversion of a Class B Ordinary Share, the issue of such Shares will be duly authorized and approved by the board of directors the Company.

8.

The Memorandum and Articles are the memorandum and articles of association of the Company and are in force at the date hereof and have embodied in them or attached to them copies of all resolutions or agreements or acts of court to which the provisions of Articles 100 or 125 of the Companies (Jersey) Law 1991 as amended (the “CJL”) apply.

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SCHEDULE 3

QUALIFICATIONS

1.

The obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganization or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.

2.	Our opinion is subject to any matter of fact that has not been disclosed to us.

3.

The register of members of a Jersey company is prima facie evidence of any matters which are by the CJL directed or authorized to be inserted in it. The CJL requires that the register of members of a Jersey company includes, among other things, the name and address of every member and, where he or she is a member because he or she holds shares in the company, the number of shares held by the member and, in the case of shares which are not fully paid, the amount remaining unpaid on each share.